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Exhibit 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

        I, Elliot Noss, Chief Executive Officer, and Michael Cooperman, Chief Financial Officer, of Tucows Inc., a Pennsylvania corporation, hereby certify, that based on our knowledge:

(a)
The Company's periodic report containing financial statements on Form 10-Q for the period ended September 30, 2002 (the "Form 10-Q"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)
The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*    *    *

Date: As of November 14, 2002.
CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ ELLIOT NOSS Elliot Noss	/s/ MICHAEL COOPERMAN Michael Cooperman

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  Exhibit 99.1
Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements